TEREX ANNOUNCES SECOND QUARTER 2019 RESULTS

•Q2 Earnings per Share $1.14, $1.21 as adjusted
•Increased Sales 4%, up 8% excluding the impact of FX
•Q2 Cash from Operating Activities of $217 million, Free Cash Flow of $168 million
•Reaffirming FY Free Cash Flow guidance of ~$165 million, updating earnings guidance

WESTPORT, CT, July 29, 2019 -- Terex Corporation (NYSE: TEX) today announced second quarter 2019 income from continuing operations of $81.6 million, or $1.14 per share, on net sales of $1.3 billion. In the second quarter of 2018, the reported income from continuing operations was $84.2 million, or $1.10 per share, on net sales of $1.3 billion. Income from continuing operations, as adjusted, for the second quarter of 2019 was $86.9 million, or $1.21 per share. This compares to income from continuing operations, as adjusted, of $101.1 million or $1.32 per share in the second quarter of 2018. The Glossary at the end of this press release contains further details regarding these non-GAAP measures.

“Terex continues to grow, with FX-neutral revenues up 8% in the second quarter” stated John L. Garrison, Terex Chairman and CEO. “Global demand for our leading products and services remained generally stable at a healthy level, and we continued to meet the needs of our diverse customer base.”

“We generated $168 million of free cash flow in the quarter,” continued Mr. Garrison. “This strong cash generation performance reflects our global team’s continuing focus on improving working capital efficiency. Furthermore, we expect to complete the sale of Demag® Mobile Cranes in the coming days, realizing cash proceeds of approximately $125 million.”

“Our improving financial results, with adjusted operating margins greater than 10% and adjusted EPS increasing 23% from the adjusted EPS we presented in our Q2 earnings release in July 2018, demonstrate the impact of executing our Focus, Simplify and Execute to Win strategy,” stated Mr. Garrison.

“Materials Processing (MP) continued its excellent performance, increasing sales on a FX-neutral basis by 13% and expanding its operating margin to 15.4%, representing a 220 basis point improvement compared to last year.” Mr. Garrison added, “MP continues to grow across its broad global portfolio as customers convert to more efficient mobile material processing equipment.”

“Aerial Work Platforms (AWP) also grew in the second quarter, achieving global sales growth of 5% on an FX-neutral basis, including strong growth in Asia. AWP margin performance in the quarter was adversely impacted by the weak Euro, lower production volume to align inventory with global market demand, and product mix.” Mr. Garrison continued, “Overall, we expect AWP's financial performance in the second half of 2019 to be similar to the second half of 2018.”

Mr. Garrison concluded, “Based on our first half performance, and changes to the outlook in AWP for the balance of 2019, including lower than previously expected sales growth and reduced production volume, adverse foreign exchange rates and product mix, we expect full year EPS to be between $3.40 to $3.80, excluding restructuring, transformation investments, and other unusual items, on net sales of approximately $4.6 billion. We reaffirm our full year free cash flow guidance of $165 million.”

Non-GAAP Measures and Other Items

Results of operations reflect continuing operations.  All per share amounts are on a fully diluted basis.  A comprehensive review of the quarterly financial performance is contained in the presentation that will accompany the Company’s earnings conference call.

In this press release, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures.  These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies.  Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses.

The Company provides guidance on a non-GAAP basis as the Company cannot predict with a reasonable degree of certainty the timing and magnitude of future charges that would be included in the reported GAAP results.

The Glossary at the end of this press release contains further details about this subject.

Total amounts in tables of this release may not add due to rounding.

Conference call

The Company has scheduled a one hour conference call to review the financial results on Tuesday, July 30, 2019 at 8:30 a.m. ET. John L. Garrison, Chairman and CEO, will host the call. A simultaneous webcast of this call can be accessed at https://investors.terex.com. Participants are encouraged to access the call 10 minutes prior to the starting time. The call will also be archived in the Event Archive at https://investors.terex.com.

Contact Information:

Terex Corporation
Brian J. Henry, Senior Vice President
Business Development & Investor Relations
(203) 222-5954
brian.henry@terex.com
https://investors.terex.com

Forward-Looking Statements
This press release contains forward-looking information regarding future events or the Company’s future financial performance based on the current expectations of Terex Corporation. In addition, when included in this press release, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. The Company has based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance.

Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond the control of Terex, include among others: Our business is cyclical and weak general economic conditions affect the sales of our products and financial results; changes in import/export regulatory regimes and the escalation of global trade conflicts could continue to negatively impact sales of our products and our financial results; our financial results could be adversely impacted by the United Kingdom’s departure from the European Union; our need to comply with restrictive covenants contained in our debt agreements; our ability to generate sufficient cash flow to service our debt obligations and operate our business; our ability to access the capital markets to raise funds and provide liquidity; our business is sensitive to government spending; our business is highly competitive and is affected by our cost structure, pricing, product initiatives and other actions taken by competitors; our retention of key management personnel; the financial condition of suppliers and customers, and their continued access to capital; exposure from providing financing and credit support for some of our customers; we may experience losses in excess of recorded reserves; we are dependent upon third-party suppliers, making us vulnerable to supply shortages and price increases; our business is global and subject to changes in exchange rates between currencies, commodity price changes, regional economic conditions and trade restrictions; our operations are subject to a number of potential risks that arise from operating a multinational business, including compliance with changing regulatory environments, the Foreign Corrupt Practices Act and other similar laws and political instability; a material disruption to one of our significant facilities; possible work stoppages and other labor matters; compliance with changing laws and regulations, particularly environmental and tax laws and regulations; litigation, product liability claims, intellectual property claims, class action lawsuits and other liabilities; our ability to comply with an injunction and related obligations imposed by the United States Securities and Exchange Commission (“SEC”); disruption or breach in our information technology systems and storage of sensitive data; our ability to successfully implement our Execute to Win strategy; and other factors, risks and uncertainties that are more specifically set forth in our public filings with the SEC.

Actual events or the actual future results of Terex may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

About Terex
Terex Corporation is a global manufacturer of aerial work platforms, materials processing and crane products and services that deliver lifecycle solutions to maximize customer return on investment. The Company reports in two business segments: Aerial Work Platforms and Materials Processing. Terex delivers lifecycle solutions to a broad range of industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) and its Facebook page (www.facebook.com/TerexCorporation) to make information available to its investors and the market.

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,

	2019	2018	2019	2018
Net sales	$1,306.9	$1,253.0	$2,443.5	$2,369.6
Cost of goods sold	(1,035.1)	(974.4)	(1,933.9)	(1,862.4)
Gross profit	271.8	278.6	509.6	507.2
Selling, general and administrative expenses	(145.8)	(146.2)	(283.9)	(280.5)
Income (loss) from operations	126.0	132.4	225.7	226.7
Other income (expense)
Interest income	1.8	2.0	3.5	5.3
Interest expense	(24.6)	(18.2)	(47.6)	(34.1)
Other income (expense) – net	(1.3)	(1.6)	(4.5)	(0.4)
Income (loss) from continuing operations before income taxes	101.9	114.6	177.1	197.5
(Provision for) benefit from income taxes	(20.3)	(30.4)	(38.3)	(44.6)
Income (loss) from continuing operations	81.6	84.2	138.8	152.9
Income (loss) from discontinued operations – net of tax	(17.3)	(28.3)	(141.7)	(49.4)
Gain (loss) on disposition of discontinued operations- net of tax	10.8	1.9	11.4	4.6
Net income (loss)	$75.1	$57.8	$8.5	$108.1
Basic Earnings (Loss) per Share:
Income (loss) from continuing operations	$1.14	$1.11	$1.96	$1.97
Income (loss) from discontinued operations – net of tax	(0.24)	(0.37)	(2.00)	(0.64)
Gain (loss) on disposition of discontinued operations – net of tax	0.15	0.03	0.16	0.06
Net income (loss)	$1.05	$0.77	$0.12	$1.39
Diluted Earnings (Loss) per Share:
Income (loss) from continuing operations	$1.14	$1.10	$1.93	$1.93
Income (loss) from discontinued operations – net of tax	(0.24)	(0.37)	(1.97)	(0.63)
Gain (loss) on disposition of discontinued operations – net of tax	0.15	0.02	0.16	0.06
Net income (loss)	$1.05	$0.75	$0.12	$1.36
Weighted average number of shares outstanding in per share calculation
Basic	71.2	75.5	70.9	77.6
Diluted	71.7	76.7	71.8	79.3

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
(in millions, except par value)

	June 30, 2019	December 31, 2018

Assets
Current assets
Cash and cash equivalents	$367.5	$339.5
Other current assets	1,670.1	1,624.0
Current assets held for sale	402.0	459.5
Total current assets	2,439.6	2,423.0
Non-current assets
Property, plant and equipment – net	339.5	317.3
Other non-current assets	818.1	677.2
Non-current assets held for sale	5.9	68.4
Total non-current assets	1,163.5	1,062.9
Total assets	$3,603.1	$3,485.9

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable and current portion of long-term debt	$6.0	$4.1
Other current liabilities	964.7	1,031.1
Current liabilities held for sale	131.3	179.5
Total current liabilities	1,102.0	1,214.7
Non-current liabilities
Long-term debt, less current portion	1,341.7	1,210.6
Other non-current liabilities	210.3	113.1
Non-current liabilities held for sale	88.5	86.5
Total non-current liabilities	1,640.5	1,410.2
Total liabilities	2,742.5	2,624.9

Total stockholders’ equity	860.6	861.0
Total liabilities and stockholders’ equity	$3,603.1	$3,485.9

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)
(in millions)

	Six Months Ended June 30,

	2019	2018
Operating Activities
Net income (loss)	$8.5	$108.1
Depreciation and amortization	25.8	31.3
Changes in operating assets and liabilities and non-cash charges	(82.6)	(103.8)
Net cash provided by (used in) operating activities	(48.3)	35.6
Investing Activities
Capital expenditures	(35.1)	(50.7)
Other investing activities, net	9.9	17.0
Net cash provided by (used in) investing activities	(25.2)	(33.7)
Financing Activities
Net cash provided by (used in) financing activities	97.9	(244.4)
Effect of exchange rate changes on cash and cash equivalents	(1.9)	(10.5)
Net increase (decrease) in cash and cash equivalents	22.5	(253.0)
Cash and cash equivalents at beginning of period	372.1	630.1
Cash and cash equivalents at end of period	$394.6	$377.1

TEREX CORPORATION AND SUBSIDIARIES
SEGMENT RESULTS DISCLOSURE
(unaudited)
(in millions)

	Q2				Year to Date
	2019		2018		2019		2018
		% of		% of		% of		% of
		Net Sales		Net Sales		Net Sales		Net Sales
Consolidated
Net sales	$1,306.9		$1,253.0		$2,443.5		$2,369.6
Income from operations	$126.0	9.6%	$132.4	10.6%	$225.7	9.2%	$226.7	9.6%

AWP
Net sales	$870.4		$852.3		$1,598.3		$1,589.8
Income from operations	$86.3	9.9%	$111.6	13.1%	$145.9	9.1%	$181.8	11.4%

MP
Net sales	$365.2		$335.2		$711.4		$651.1
Income from operations	$56.3	15.4%	$44.3	13.2%	$105.5	14.8%	$84.2	12.9%

Corp and Other / Eliminations
Net sales	$71.3		$65.5		$133.8		$128.7
Loss from operations	$(16.6)	*	$(23.5)	*	$(25.7)	*	$(39.3)	*
* - Not a meaningful percentage

GLOSSARY

In an effort to provide investors with additional information regarding the Company’s results, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. In addition, the Company believes that non-GAAP financial measures should be considered in addition to, and not in lieu of, GAAP financial measures. Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses. Management of Terex uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company’s financial performance against such budgets and targets.

The amounts described below are unaudited, are reported in millions of U.S. dollars (except share data and percentages), and are as of or for the period ended June 30, 2019, unless otherwise indicated.

2019 Outlook: The Company’s 2019 outlook for earnings per share and 2019 full year adjusted forecasted tax rate are non-GAAP financial measures because they exclude items such as restructuring and other related charges, transformation costs, the impact of the release of tax valuation allowances, gains and losses on divestitures and other unusual items. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the exact timing and impact of such items. The unavailable information could have a significant impact on the Company’s full-year 2019 GAAP financial results. Adjusted EPS provides guidance to investors about the Company's EPS expectations excluding restructuring and other charges that the Company does not believe is reflective of its ongoing operations.

After-tax gains or losses and per share amounts are calculated using pre-tax amounts, applying a tax rate based on jurisdictional rates to arrive at an after-tax amount. This number is divided by diluted weighted average shares outstanding to provide the impact on earnings per share. The Company highlights the impact of these items because when discussing earnings per share, the Company adjusts for items it believes are not reflective of ongoing operating activities in the periods. Restructuring and related charges are a recurring item as Terex’s restructuring programs usually require more than one year to fully implement and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to varying levels of restructuring activity and the inherent imprecision in the estimates used to recognize the costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

Free Cash Flow The Company calculates a non-GAAP measure of free cash flow. The Company defines free cash flow as Net cash provided by (used in) operating activities, plus (minus) increases (decreases) in Terex Financial Services finance receivables consisting of sales-type leases and commercial loans (“TFS Assets”), less Capital expenditures. The Company believes that this measure of free cash flow provides management and investors further useful information on cash generation or use in our primary operations. The following table reconciles Net cash provided by (used in) operating activities to free cash flow (in millions):

	Three Months Ended 6/30/2019	Six Months Ended 6/30/2019
Net cash provided by (used in) operating activities	$217.1	$(48.3)
Increase (decrease) in TFS assets	(24.4)	(4.9)
Capital expenditures	(24.3)	(35.1)
Free cash flow	$168.4	$(88.3)

Q2 2019	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes (1)	Income (loss) from Continuing Operations	Earnings (loss) per share (2)
As Reported (GAAP)	$101.9	(20.3)	81.6	$1.14
Restructuring & Related	8.7	(1.9)	6.8	0.09
Transformation	4.0	(0.7)	3.3	0.05
Deal Related	(7.0)	0.3	(6.7)	(0.09)
Other	2.4	—	2.4	0.03
Tax & Interim Period (3)	—	(0.5)	(0.5)	(0.01)
As Adjusted (Non-GAAP)	$110.0	(23.1)	86.9	$1.21

(1) Tax effect on adjustments is calculated using the applicable jurisdictional blended tax rate
(2) Based on diluted average shares outstanding of 71.7 million
(3) Includes adjustments without related pre-tax amounts and the tax amount necessary to align quarterly tax expense (benefit) with the forecasted full year as adjusted effective tax rate

YTD 2019	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes (1)	Income (loss) from Continuing Operations	Earnings (loss) per share (2)
As Reported (GAAP)	$177.1	(38.3)	138.8	$1.93
Restructuring & Related	10.4	(2.3)	8.1	0.11
Transformation	8.1	(1.4)	6.7	0.09
Deal Related	(6.8)	0.3	(6.5)	(0.09)
Tax & Interim Period (3)	—	2.1	2.1	0.03
As Adjusted (Non-GAAP)	$188.8	(39.6)	149.2	$2.07

(1) Tax effect on adjustments is calculated using the applicable jurisdictional blended tax rate
(2) Based on diluted average shares outstanding of 71.8 million
(3) Includes adjustments without related pre-tax amounts and the tax amount necessary to align quarterly tax expense (benefit) with the forecasted full year as adjusted effective tax rate

The Company has included a presentation from the financial results for the quarter ended June 30, 2018 as reported on July 31, 2018 to the financial results for the quarter ended June 30, 2018 as reported today, as the Company believes this presentation more fully highlights the change in financial results caused by decisions made by the Company's management since July 31, 2018.

Q2 2018	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes (1)	Income (loss) from Continuing Operations	Earnings (loss) per share (2)
As Originally Reported (July 31, 2018)	$84.8	(28.9)	55.9	$0.73
Restructuring & Related	6.3	(1.0)	5.3	0.07
Transformation	7.8	(1.3)	6.5	0.08
Other	(1.6)	0.7	(0.9)	(0.01)
Tax & Interim Period (3)	—	8.1	8.1	0.11
As Originally Adjusted (July 31, 2018)	$97.3	(22.4)	74.9	$0.98
(Income) loss from discontinued operations	29.9	(1.6)	28.3	0.37
Discontinued Operations Adjustments (4)	(5.4)	3.3	(2.1)	(0.03)
As Adjusted (Non-GAAP)	$121.8	(20.7)	101.1	$1.32

(1) Tax effect on adjustments is calculated using the applicable jurisdictional blended tax rate
(2) Based on diluted weighted average shares outstanding of 76.7 million
(3) Includes adjustments without related pre-tax amounts and the tax amount necessary to align quarterly tax expense (benefit) with the forecasted full year as adjusted effective tax rate
(4) Includes Restructuring & Related and Tax & Interim Period adjustments

Q2 2018	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes (1)	Income (loss) from Continuing Operations	Earnings (loss) per share (2)
As Reported (GAAP)	$114.6	(30.4)	84.2	$1.10
Restructuring & Related	2.0	(0.5)	1.5	0.02
Transformation	6.8	(1.2)	5.6	0.07
Other	(1.6)	0.7	(0.9)	(0.01)
Tax & Interim Period (3)	—	10.7	10.7	0.14
As Adjusted (Non-GAAP)	$121.8	(20.7)	101.1	$1.32

(1) Tax effect on adjustments is calculated using the applicable jurisdictional blended tax rate
(2) Based on diluted weighted average shares outstanding of 76.7 million
(3) Includes adjustments without related pre-tax amounts and the tax amount necessary to align quarterly tax expense (benefit) with the forecasted full year as adjusted effective tax rate

YTD 2018	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes (1)	Income (loss) from Continuing Operations	Earnings (loss) per share (2)
As Reported (GAAP)	$197.5	(44.6)	152.9	$1.93
Restructuring & Related	3.1	(0.8)	2.3	0.03
Transformation	13.1	(2.3)	10.8	0.14
Extinguishment of Debt	0.7	(0.1)	0.6	0.01
Other	(8.4)	1.3	(7.1)	(0.09)
Tax & Interim Period (3)	—	11.5	11.5	0.15
As Adjusted (Non-GAAP)	$206.0	(35.0)	171.0	$2.17

(1) Tax effect on adjustments is calculated using the applicable jurisdictional blended tax rate
(2) Based on diluted average shares outstanding of 79.3 million
(3) Includes adjustments without related pre-tax amounts and the tax amount necessary to align quarterly tax expense (benefit) with the forecasted full year as adjusted effective tax rate